As filed with the Securities and Exchange Commision on November 19, 2004

Registration No. 333-107440

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STONE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

                                           Delaware                                                                 72-1235413
           (State or Other Jurisdiction of Incorporation or Organization)                       (I.R.S. Employer Identification No.)

625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410
(Address of Principal Executive Offices)

Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan
(Full Title of the Plan)

Andrew L. Gates, III
Senior Vice President, Secretary and
General Counsel
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(Name and Address of Agent for Service)
(337) 237-0410
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Alan P. Baden
Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor
New York, New York 10103
(212) 237-0000
(212) 237-0100 (fax)

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-107440) is being filed solely for the purpose of amending the exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

        The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended:

Exhibit No.		Exhibit
4.1	-	Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan.
4.2	-	Form of Stone Energy Corporation Nonstatutory Stock Option Agreement, as revised for the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan.
4.3	-	Form of Stone Energy Corporation Nonemployee Directors' Stock Option Agreement, as revised for the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan.
4.4	-	Form of Stone Energy Corporation Nonemployee Directors' Restricted Stock Agreement.
4.5	-	Form of Stone Energy Corporation Restricted Stock Agreement (5 year vesting).
4.6	-	Form of Stone Energy Corporation Restricted Stock Agreement.
4.7	-	Form of Stone Energy Corporation Restricted Stock Agreement.
5.1*	-	Opinion of Vinson & Elkins L.L.P.
23.1*	-	Consent of Ernst & Young LLP
23.2*	-	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
24.1	-	Powers of Attorney (included on the original signature pages hereof).
* Previously Filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on November 19, 2004.

STONE ENERGY CORPORATION
/s/ David H. Welch
David H. Welch President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Welch and James H. Prince and each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

        Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/James H. Stone James H. Stone	Chairman of the Board	November 19, 2004

/s/David H. Welch David H. Welch	President, Chief Executive Officer and Director (principal executive officer)	November 19, 2004

/s/James H. Prince James H. Prince	Executive Vice President and Chief Financial Officer (principal financial officer)	November 19, 2004

/s/J. Kent Pierret J. Kent Pierret	Senior Vice President, Chief Accounting Officer and Treasurer (principal accounting officer)	November 19, 2004

/s/Peter K. Barker Peter K. Barker	Director	November 19, 2004

/s/Robert A. Bernhard Robert A. Bernhard	Director	November 19, 2004

/s/B.J. Duplantis B.J. Duplantis	Director	November 19, 2004

/s/D. Peter Canty D. Peter Canty	Director	November 19, 2004

/s/George R. Christmas George R. Christmas	Director	November 19, 2004

/s/Raymond B. Gary Raymond B. Gary	Director	November 19, 2004

/s/John P. Laborde John P. Laborde	Director	November 19, 2004

/s/Richard A. Pattarozzi Richard A. Pattarozzi	Director	November 19, 2004

/s/David R. Voelker David R. Voelker	Director	November 19, 2004